CONSENT

     As financial advisor to the Woodward-Clyde Group, Inc., we hereby consent to the use of our fairness opinions (and all references to our firm) included in or made part of this Registration Statement on Form F-4 for the URS Corporation.



                                                  OPPENHEIMER & CO., INC.

                                                  /s/ Oppenheimer & Co., Inc.

New York, New York
October 7, 1997